Exhibit B.14.5














                                 BY-LAWS


                       NORTHEAST NUCLEAR ENERGY COMPANY

































                                             Amended
                                             March 6, 1958
                                             March 29, 1963
                                             October 22, 1965
                                             March 1, 1982
                                             January 1, 1997
                                             February 11, 1998
                                             June 1, 2000

                    NORTHEAST NUCLEAR ENERGY COMPANY

                                BY-LAWS


                               ARTICLE I

                       MEETINGS OF STOCKHOLDERS


     Section 1. The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in such place and on such day and hour in the months of January, February, March, April, May or June in each year as shall be fixed by the Board of Directors, or failing action by the Board, by the President, and designated in the call or on any subsequent time or day to which such meeting may be adjourned. In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

     Section 2. Special meetings of the Stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of any stockholder or stockholders who are entitled to vote and who hold at least ten percent of the capital stock, stating the time, place and purpose of the meeting.

     Section 3. At all meetings of the stockholders each share entitled to vote, and represented in person or by proxy, shall be entitled to one vote. A majority in interest of all the stockholders of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders; but if there be less than a quorum represented at any meeting, a majority in interest of stockholders so represented may adjourn the meeting from time to time.

     Section 4. Notice of all meetings of stockholders shall be given by delivering or sending by mail written or printed notice thereof, stating the purpose of such meeting, to each stockholder appearing on the books of the Company and entitled to vote at such meeting, at the address given in such books, at least five days before the time of meeting, unless such stockholders shall waive notice or be in attendance at the meeting.

     Section 5. Any action required or permitted to be taken at any meeting of the stockholders may be taken by written consent, setting forth the action so taken or to be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall have the same force and effect as a vote of shareholders taken at a meeting.

                               ARTICLE II

                          MEETINGS OF DIRECTORS

     Section 1. A regular meeting of the Board of Directors shall, if a quorum is present, be held without notice immediately after the adjournment of the annual stockholders' meeting or as soon thereafter as convenient. At the first meeting of the Board of Directors held after the annual stockholder's meeting or at any subsequent meeting, the Board shall elect the officers of the Company provided for in Article IV of these by-laws, who shall hold their offices until the next annual meeting and until their successors are chosen and qualified.

     Section 2. All other regular meetings of the board of Directors may be held at such time and place as the Board may determine and fix by resolution.

     Section 3. Special meetings of the Board of Directors may be held at any place within or without the State of Connecticut upon call of the President, or, in the event of his absence, refusal or inability to act, upon the call by the Secretary upon demand of a majority of the members of the Board.

     Section 4. Written or printed notice of all special meetings of directors shall be given to each director personally, or by mail or telegraph, at least three days previous to the time of meeting unless each director shall, in writing or by telegraph, waive such notice or be in attendance at such meeting.

                                 ARTICLE III

                        POWERS AND DUTIES OF DIRECTORS

     Section 1. The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders.
 The Directors so elected shall continue in office until their successors have been elected and qualified.

     Section 2.  One-third of the directorships as fixed in accordance with
Section 1 of these By-Laws shall constitute a quorum, except that no quorum shall consist of less than two Directors. A number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

     Section 3. The Board of Directors of this Company shall have power to fill vacancies that may occur in the Board. or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next annual election and until his successor shall be elected and qualified.

                                     ARTICLE IV

                                      OFFICERS

     Section 1. At its annual meeting the Board of Directors shall elect a President and a Secretary, and, if the Board shall so determine, a Treasurer, each of whom shall, subject to the provisions of Article IV, Section 3, hold office until the next annual election of officers and until his successor shall have been elected and qualified. Any two or more offices may be held by the same person except that the offices of the President and Secretary may not be simultaneously held by the same person. The Board shall also elect at such annual meeting, and may elect at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Company, and each such officer shall have such authority and shall perform such duties as may be assigned to him from time to time by the Board of Directors. Any vacancy occurring in any office may be filled at any regular meeting of the Board or at any special meeting of the Board held for that purpose.

     Section 2. In addition to such powers and duties as these By-Laws may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage appertain to his particular office.

     Section 3. Any officer may be removed, with or without cause, at any time by the Board in its discretion. Vacancies among the officers by reason of death, resignation, removal (with or without cause) or other reason shall be filled by the Board of Directors.


                                ARTICLE V

                                PRESIDENT

     Section 1. The President shall, when present, preside at all meetings of the Stockholders and Directors. He shall execute all contracts and other instruments in behalf of the Company, except as otherwise provided for by the Board of Directors.

     Section 2. The President shall also generally have the powers and perform the duties which by law and general usage appertain to the office.

     Section 3. In the absence or disability of the President, the Vice Presidents shall severally, beginning with the one first named at the time of their election, perform the duties of the President, and shall perform from time to time such other duties as may be delegated to them by the Board of Directors.

                                  ARTICLE VI

                                  SECRETARY

     Section 1. The Secretary shall keep the minutes of all meetings of the Stockholders and the Board of Directors. He shall give notice of all meetings of the Stockholders and the Board of Directors. He shall record all votes of the Company. He shall carefully preserve and keep in his custody, in the office of the Company, all letters, contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer; shall attend to such correspondence of the Company as the Board of Directors shall direct, and shall perform such other duties as he may be charged with by the Board of Directors.

     Section 2. He shall have the custody of the corporate seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these By-Laws.

                                ARTICLE VII

                                 TREASURER

     Section 1. The Treasurer, if such office shall be filled by the Directors, shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Company from any source whatever, and give full discharge for the same, and to endorse checks, drafts and warrants in its name and on its behalf. He shall sign all checks, notes, drafts and similar instruments, except as otherwise provided for the Board of Directors.

     Section 2. The Treasurer shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the President or by law.

     Section 3. In the absence of the appointment of a Treasurer by the Board of Directors, the duties of the Treasurer may be performed by the Treasurer of Northeast Utilities Service Company, as agent for the Company.

                                 ARTICLE VIII

                                 FISCAL YEAR

     The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December of each year.

                                  ARTICLE IX

                               CORPORATION SEAL

     The Corporate Seal of the Company shall be circular in form, with the name of the Company, "Connecticut", and the word "SEAL" inscribed thereon.

                                   ARTICLE X

                                  COMMITTEES

     The Board of Directors may appoint such committees as it may deem proper, and may delegate to such committees any of the powers possessed by the Board. A majority of any Committee shall have the power to act. Committees shall keep full records of their proceedings, and shall report the same to each regular meeting of the Board, or when called upon by the Board.

                                   ARTICLE XI

                               STOCK CERTIFICATES

     All stock certificates shall be in such form as the Board of Directors may prescribe and may bear the facsimile signatures of the President and the Secretary or Treasurer and a facsimile seal of the Company, or may be signed by the President of Vice President and the Treasurer or the Secretary and may be sealed by any of the above officers.

                                  ARTICLE XII

                                  AMENDMENTS

     These by-laws may be altered, amended, added to or repealed by a majority vote of all the stock entitled to vote, at any annual or special meeting of the Stockholders, called for that purpose, or by a majority of the Directors of the Company at any meeting of said Board of Directors, called for that purpose.


     I HEREBY CERTIFY that the foregoing copy of "Northeast Nuclear Energy Company By-Laws," is a true and correct copy of said By-Laws in full force and
effect as of this day of                     ,     .




                       Assistant Secretary